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                                                                  Exhibit No. 23
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[KPMG LETTERHEAD]



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
SpaceLabs Medical, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-50296) on Form S-8 of SpaceLabs Medical, Inc., of our report dated June 5, 1996, relating to the statements of assets available for plan benefits of SpaceLabs Medical, Inc. Incentive Savings and Stock Ownership Plan as of December 31, 1995 and 1994, and the related statements of changes in assets available for plan benefits for the years ended December 31, 1995 and 1994 and the related supplementary schedules for the year ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 11-K of SpaceLabs Medical, Inc. Incentive Savings and Stock Ownership Plan.



KPMG Peat Marwick LLP


Seattle, Washington
June 19, 1996